UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2005

NOVASTAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28535

(Commission File Number)

91-1975651

(IRS Employer Identification No.)

1 E. Liberty Street, Suite 6000, Reno, Nevada 89501

(Address of principal executive offices and Zip Code)

(775) 686-6182

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 20, 2005, we appointed Cornelius J. Milmoe as a member of our board of directors.

With years of experience in the nuclear power industry, Mr. Milmoe is expected to make significant contributions to our company. From 1994 to 2000, Mr. Milmoe served as counsel for General Electric's nuclear fuel business that provided nuclear fuel fabrication, software, and design services to 50 nuclear reactors in the U.S., Europe, Japan, Mexico, and Taiwan. At GE Nuclear Fuel, Mr. Milmoe led legal negotiations for all reactor reload contracts (valued at $30-$300 million each), created a Joint Venture with Hitachi and Toshiba to build a $70 million modern fuel processing plant that reduced costs by 30% and environmental effluents by 90%, and created a marketing Joint Venture with ENUSA that led to GE Nuclear's first fuel sales at plants in Germany and Finland.

After leaving GE in 2000, Mr. Milmoe has run his own consulting firm, focusing on international energy transactions. Mr. Milmoe formed a project team to recover low enriched Uranium for fuel fabrication from Uranium concentrates at the Ulba Metallurgical plant in Kazakhstan. The United States Department of Energy ("DOE") - supported project team icluded GE, Brookhaven National Lab, Massachussets Institute of Technology, Kazatomprom, and RWE Nukem. Mr. Milmoe's other projects include contruction of a copper-beryllium alloy processing plant in Kazakhstan, sourcing zirconium components in Russia for Western nuclear power plants, and R & D agreements for advanced nuclear technologies.

Mr. Milmoe's firm has also received contracts to improve U.S. DOE reporting and management of all projects relating to the implementation of President Bush's National Energy Policy and DOE's international energy agreements, particularly science and technology agreements and nuclear non-proliferation agreements.

Mr. Milmoe earned his BA from Colgate University (Hamilton, N.Y.) in 1969 and later earned his JD from Columbia University Law School (New York, N.Y.) and was admitted to the bar in 1974. From 1974-1980, Mr. Milmoe served as Staff Attorney and Special Assistant to the New York Public Service Commission. From 1980-1994, Mr. Milmoe served as counsel for the following divisions of General Electric: GE Naval & Small Steam Turbines, GE Aircraft Engines, GE Government Services, GE Automated Systems, GE Aircraft Instruments, GE Armament Systems, and GE Silicones.

Our board of directors currently consists of Messrs. Paul G. Carter, Charles H. Merchant and Cornelius J. Milmoe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVASTAR RESOURCES LTD.

/s/ Charles Merchant

By: Charles Merchant

Chief Executive Officer
Member Board of Directors
Date: December 22, 2005